Investor Relations: Geoffrey M. Boyd Chief Financial Officer 612-436-6697 Media Inquiries: Jenna M. Soule Sr. Manager, Corporate Communications 612-436-6426

For Immediate Release

Eschelon Telecom, Inc. Announces Third Quarter
2005 Operating Results

Minneapolis, MN — November 2, 2005: Eschelon Telecom, Inc., a leading provider of integrated communications services to small and medium sized businesses in the western United States, today announced its results for the third quarter ended September 30, 2005.  Highlights are as follows:

•            Completed $75 million initial public offering in August 2005 and became the first competitive local exchange carrier to successfully complete an IPO in over five and a half years.

•            Cash flow positive for the quarter after adjusting for IPO and senior note redemption.

•            Record lines sold of 29,043.

•            Low average monthly customer line churn at 1.20% during the quarter ended September 30, 2005.

•            Continued strong revenue and Pro Forma Adjusted EBITDA of $57.9 million and $10.9 million, respectively.

•            Redeemed 35% of outstanding senior second secured notes on September15, 2005.

Eschelon Telecom, Inc.

Consolidated Financial and Operating Data

(dollars in thousands, except per unit amounts)

				For the nine months ended September 30,
	3Q 2004 *	2Q 2005	3Q 2005	2004 *	2005
Total Revenue	$40,562	$56,921	$57,912	$117,908	$169,366
Total Gross Margin (%)	60%	49%	57%	60%	54%
Pro Forma Adjusted Gross Margin (%) **	60%	57%	57%	60%	57%
Pro Forma Adjusted EBITDA	$6,098	$10,133	$10,888	$19,102	$29,571
Capital Expenditures	$6,616	$9,468	$8,697	$20,445	$27,063

Voice Lines In Service	167,263	262,815	265,132	167,263	265,132
Data Lines In Service	70,165	134,821	140,744	70,165	140,744
Total Lines In Service	237,428	397,636	405,876	237,428	405,876
Lines On-Net (%)	79.2%	84.0%	84.6%	79.2%	84.6%
Lines Sold	23,076	26,780	29,043	65,312	82,318
Average Monthly Churn (%)	1.54%	1.38%	1.20%	1.54%	1.36%
Average Network Revenue per Line	$47.92	$42.48	$42.31	$49.10	$42.37

Total Employees	933	1,134	1,109	933	1,109
Quota-Carrying Network Service Salespeople	165	208	191	165	191

                                    *   2004 does not include the results of Advanced TelCom, Inc. (“ATI”), which was acquired on December 31, 2004.

                              **   Excludes impact of Global Crossing settlement in June 2005.

“I am pleased to report that we were cash flow positive for the third quarter after adjusting for our IPO and our senior note redemption,” stated Richard A. Smith, Eschelon’s President and Chief Executive Officer.  “We also set record highs in line sales and lows in customer line churn and we continue to gather operating momentum after completing another quarter of solid business plan execution.”

Total revenues for the third quarter of 2005 were $57.9 million, an increase of $1.0 million from the second quarter of 2005 and an increase of $17.4 million from the third quarter of 2004.  The increase from the second quarter was due to access line growth.  The increase from the third quarter of 2004 is primarily due to the inclusion of ATI and, to a lesser extent, line growth.

Gross margin for the third quarter of 2005 was $33.1 million, an increase of $5.3 million from the second quarter of 2005 and an increase of $8.6 million from the third quarter of 2004.  The increase from the second quarter is primarily due to the second quarter including $4.7 million for the Global Crossing settlement.  The annual increase is due to the growth in revenue.  Pro forma adjusted gross margin for the third quarter of 2005 was $33.1 million, an increase of $0.5 million from the second quarter of 2005 and an increase of $8.6 million from the third quarter of 2004, due to the growth in revenue.

Cash operating expenses for the third quarter of 2005 were $22.4 million, a decrease of $0.7 million from the second quarter of 2005 and an increase of $4.0 million from the third quarter of 2004.  The ATI acquisition was the primary cause for the annual increase.  The decrease in the third quarter was primarily due to a decline in fringe benefit expense resulting from lower medical/dental claims.

Pro Forma Adjusted EBITDA for the third quarter of 2005 was $10.9 million, an increase of $0.8 million from the second quarter of 2005 and an increase of $4.8 million from the third quarter of 2004.  Pro Forma Adjusted EBITDA is a non-GAAP measure.  Below is a schedule reconciling reported GAAP net income (loss) to Adjusted EBITDA and Pro Forma Adjusted EBITDA.

Eschelon Telecom, Inc.

Consolidated Net Income (Loss) to Adjusted and Pro Forma Adjusted EBITDA Reconciliation

(in thousands)

				For the nine months ended September 30,
	3Q 2004	2Q 2005	3Q 2005	2004	2005
Net Income (Loss)	$(4,329)	$(8,643)	$(9,874)	$6,578	$(23,285)
Interest expense, net	2,792	4,850	11,950	7,828	21,531
Income taxes	4	—	—	4	—
Depreciation and amortization	7,493	8,707	9,011	22,705	26,292
Gain on extinguishment of debt	—	—	—	(18,195)	—
Adjusted EBITDA	5,960	4,914	11,087	18,920	24,538
Deferred compensation expense	—	636	149	20	797
Gain (loss) on disposal of assets	138	(1)	212	162	258
Gain on sale of available-for-sale securities	—	(53)	(100)	—	(199)
Global Crossing settlement	—	4,748	-	—	4,748
Income from discontinued operation	—	(111)	(460)	—	(571)
Pro Forma Adjusted EBITDA	$6,098	$10,133	$10,888	$19,102	$29,571

Capital expenditures for the third quarter of 2005 were $8.7 million, a decrease of $0.8 million from the second quarter of 2005 and an increase of $2.1 million from the third quarter of 2004.  The annual increase is due to the acquisition of ATI.  Capital expenditures typically fluctuate by quarter depending upon timing of major equipment purchases.  The reported variance in the third quarter is within a normal range.

Cash, restricted cash and available-for-sale securities at September 30, 2005 were $30.8 million, an increase of $8.8 million from the second quarter of 2005.  The increase in cash from the second quarter of 2005 was primarily due to the net proceeds from our initial public offering of common stock completed in August 2005.

Investor Call

Management is holding an investor conference call on Thursday, November 3, 2005 at 10:00 AM CST / 11:00 AM EST to discuss quarterly results.  Investors are invited to participate by dialing (800) 366-7640.  A replay will be available through November 10, 2005 by dialing (800) 405-2236 (pass code 11042667#).

About Eschelon Telecom, Inc.

Eschelon Telecom, Inc. is a facilities-based competitive communications services provider of voice and data services and business telephone systems in 19 markets in the western United States. Headquartered in Minneapolis, Minnesota, the company offers small and medium-sized businesses a comprehensive line of telecommunications and Internet products.  Eschelon currently employs approximately 1,110 telecommunications/Internet professionals, serves over 50,000 business customers and has approximately 406,000 access lines in service throughout its markets in Minnesota, Arizona, Utah, Washington, Oregon, Colorado, Nevada and California.  For more information, please visit our web site at www.eschelon.com

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements are based on Eschelon Telecom’s current intent, belief and expectations.  These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict.  Actual results may differ materially from these forward-looking statements because of the company’s history of losses, ability to maintain relationships with RBOCs, substantial indebtedness, intense competition, dependence on key management, changes in government regulations, and other risks that may be described in the company’s filings with the Securities and Exchange Commission.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date.  Eschelon Telecom undertakes no obligation to update or revise the information contained in this announcement, whether as a result of new information, future events or circumstances or otherwise.

Eschelon Telecom, Inc.

Consolidated Statement of Operations

(in thousands)

	3Q 2004	2Q 2005	3Q 2005
Revenue:
Network services	$33,476	$50,095	$51,181
Business telephone systems	7,086	6,826	6,731
	40,562	56,921	57,912

Cost of revenue:
Network services	11,736	24,901	20,701
Business telephone systems	4,305	4,191	4,093
	16,041	29,092	24,794

Gross profit:
Network services	21,740	25,194	30,480
Business telephone systems	2,781	2,635	2,638
	24,521	27,829	33,118

Operating expenses:
Sales, general and administrative	18,423	23,080	22,378
Depreciation and amortization	7,493	8,707	9,011
Operating income (loss)	(1,395)	(3,958)	1,729
Other income (expense):
Interest income	45	102	269
Interest expense	(2,837)	(4,952)	(12,219)
Other income (expense)	(138)	54	(113)
Income (loss) before taxes	(4,325)	(8,754)	(10,334)
Income taxes	(4)	—	—
Net income (loss) before discontinued operation	(4,329)	(8,754)	(10,334)
Income from discontinued operation	—	111	460
Net income (loss)	$(4,329)	$(8,643)	$(9,874)

Eschelon Telecom, Inc.

Consolidated Statement of Operations

(in thousands)

	For the nine months ended September 30,
	2004	2005
Revenue:
Network services	$98,333	$149,944
Business telephone systems	19,575	19,422
	117,908	169,366

Cost of revenue:
Network services	35,093	65,603
Business telephone systems	11,785	11,914
	46,878	77,517

Gross profit:
Network services	63,240	84,341
Business telephone systems	7,790	7,508
	71,030	91,849

Operating expenses:
Sales, general and administrative	51,949	67,823
Depreciation and amortization	22,705	26,292
Operating loss	(3,624)	(2,266)
Other income (expense):
Interest income	83	502
Interest expense	(7,911)	(22,033)
Gain on extinguishment of debt	18,195	—
Other income (expense)	(161)	(59)
Income (loss) before taxes	6,582	(23,856)
Income taxes	(4)	—
Net income (loss) before discontinued operation	6,578	(23,856)
Income from discontinued operation	—	571
Net income (loss)	$6,578	$(23,285)